Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Indraneel Dev, Chief Financial Officer of Qwest Corporation ("Qwest"), certify that, to my knowledge, the Annual Report on Form 10-K for the year ended December 31, 2021 of Qwest fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Qwest as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	February 24, 2022	/s/ Indraneel Dev
Indraneel Dev
Executive Vice President and Chief Financial Officer